Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

October 6, 2017

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel for Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), and Charter Communications Operating Capital Corp., a Delaware corporation (together with CCO, the “Issuers”), and each of the entities listed on Exhibit A hereto (the “Guarantors,” each a “Guarantor” and, together with the Issuers, the “Registrants”). This opinion letter is being delivered in connection with the proposed registration by the Registrants of up to (i) $1,000,000,000 aggregate principal amount of 3.750% Senior Secured Notes due 2028 (the “new 3.750% 2028 notes”), (ii) $1,250,000,000 aggregate principal amount of 4.200% Senior Secured Notes due 2028 (the “new 4.200% 2028 notes”), and (iii) $2,500,000,000 aggregate principal amount of 5.375% Senior Secured Notes due 2047 (together with the new 3.750% 2028 notes and the new 4.200% 2028 notes, the “Exchange Notes”), each to be guaranteed by the Guarantors, pursuant to a Registration Statement on Form S-4 filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to an indenture, dated as of July 23, 2015, by and among the Issuers, CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent, as amended and supplemented through the date hereof (the “Indenture”). The Indenture includes the guarantees of the Exchange Notes (the “Guarantees”) by the Guarantors. The Exchange Notes are to be issued in exchange for the Issuers’ (i) 3.750% Senior Secured Notes due 2028 originally issued on July 6, 2017 in the aggregate principal amount of

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Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

$1,000,000,000 (the “original 3.750% 2028 notes”), (ii) 4.200% Senior Secured Notes due 2028 originally issued on September 18, 2017 in the aggregate principal amount of $1,250,000,000 (the “original 4.200% 2028 notes”), and (iii) 5.375% Senior Secured Notes due 2047 originally issued on April 20, 2017 in the aggregate principal amount of $1,250,000,000 (the “initial 2047 notes”), with an additional $500,000,000 aggregate principal amount issued on July 6, 2017 (the “July 2017 add-on 2047 notes”) and an additional $750,000,000 aggregate principal amount issued on September 18, 2017 (the “September 2017 add-on 2047 notes” and, together with the original 3.750% 2028 notes, the original 4.200% 2028 notes, the initial 2047 notes and the July 2017 add-on 2047 notes, the “Original Notes”).

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” and “California Guarantors” are collectively referred to herein as the “Delaware and California Guarantors.” The companies listed on Exhibit A hereto under the heading “Other Guarantors” are collectively referred to herein as the “Other Guarantors.”

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, certificates of formation, bylaws, limited liability agreements, partnership agreements and other organizational documents of the Issuers and the Delaware and California Guarantors, (ii) company resolutions or written consents of the board of directors, sole director, board of managers, managing committee, manager or sole member, as applicable of each of the Issuers and each of the Delaware and California Guarantors with respect to the issuance of the Exchange Notes and the Guarantees, as applicable, (iii) the Indenture (including the Guarantees contained therein), (iv) the Registration Statement, (v) the Exchange and Registration Rights Agreement, dated as of April 20, 2017, among the Issuers, the Guarantors and the representatives of the initial purchasers of the initial 2047 notes, (vi) the Exchange and Registration Rights Agreement, dated as of July 6, 2017, among the Issuers, the Guarantors and the representatives of the initial purchasers of the July 2017 add-on 2047 notes, (vii) the Exchange and Registration Rights Agreement, dated as of September 18, 2017, among the Issuers, the Guarantors and the representatives of the initial purchasers of the September 2017 add-on 2047 notes, (viii) the Exchange and Registration Rights Agreement, dated as of July 6, 2017, among the Issuers, the Guarantors and the representatives of the initial purchasers of the original 3.750% 2028 notes, (ix) the Exchange and Registration Rights Agreement, dated as of September 18, 2017, among the Issuers, the Guarantors and the representatives of the initial purchasers of the original 4.200% 2028 notes, and (x) forms of the Exchange Notes and the Guarantees.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the Delaware and California Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuers and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Original Notes in exchange for the Original Notes and the guarantees related thereto pursuant to the exchange offer described in the Registration Statement (assuming the due authorization and execution of the Guarantees by the Other Guarantors and the due delivery of the Guarantees by the Other Guarantors to holders of the Original Notes in exchange for the Original Notes and the guarantees related thereto), the Exchange Notes will be validly issued under the Indenture and will be binding obligations of the Issuers and the Guarantees will be validly issued under the Indenture and will be binding obligations of the Guarantors.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the California Uniform Limited Partnership Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

EXHIBIT A

Guarantors

The California Guarantors:

Falcon Cable Media, a California Limited Partnership

Falcon Cable Systems Company II, L.P., a California limited partnership

Falcon Cablevision, a California Limited Partnership

Falcon Community Ventures I Limited Partnership, a California limited partnership

Falcon Telecable, a California Limited Partnership

The Delaware Guarantors:

AdCast North Carolina Cable Advertising, LLC, a Delaware limited liability company

Alabanza LLC, a Delaware limited liability company

America’s Job Exchange LLC, a Delaware limited liability company

Athens Cablevision, LLC, a Delaware limited liability company

BHN Home Security Services, LLC, a Delaware limited liability company

BHN Spectrum Investments, LLC, a Delaware limited liability company

Bresnan Broadband Holdings, LLC, a Delaware limited liability company

Bresnan Communications, LLC, a Delaware limited liability company

Bresnan Digital Services, LLC, a Delaware limited liability company

Bresnan Microwave of Montana, LLC, a Delaware limited liability company

Bright House Networks Information Services (Alabama), LLC, a Delaware limited liability company

Bright House Networks Information Services (California), LLC, a Delaware limited liability company

Bright House Networks Information Services (Florida), LLC, a Delaware limited liability company

Bright House Networks Information Services (Indiana), LLC, a Delaware limited liability company

Bright House Networks Information Services (Michigan), LLC, a Delaware limited liability company

Bright House Networks, LLC, a Delaware limited liability company

Cable Equities Colorado, LLC, a Delaware limited liability company

Cable Equities of Colorado Management LLC, a Delaware limited liability company

CC 10, LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

CC Fiberlink, LLC, a Delaware limited liability company

CC Michigan, LLC, a Delaware limited liability company

CC Systems, LLC, a Delaware limited liability company

CC V Holdings, LLC, a Delaware limited liability company

CC VI Fiberlink, LLC, a Delaware limited liability company

CC VI Operating Company, LLC, a Delaware limited liability company

CC VII Fiberlink, LLC, a Delaware limited liability company

CC VIII Fiberlink, LLC, a Delaware limited liability company

CC VIII Holdings, LLC, a Delaware limited liability company

CC VIII Operating, LLC, a Delaware limited liability company

CC VIII, LLC, a Delaware limited liability company

CCO Fiberlink, LLC, a Delaware limited liability company

CCO Holdco Transfers VII, LLC, a Delaware limited liability company

CCO Holdings, LLC, a Delaware limited liability company

CCO LP, LLC, a Delaware limited liability company

CCO NR Holdings, LLC, a Delaware limited liability company

CCO Purchasing, LLC, a Delaware limited liability company

CCO SoCal I, LLC, a Delaware limited liability company

CCO SoCal II, LLC, a Delaware limited liability company

CCO SoCal Vehicles, LLC, a Delaware limited liability company

CCO Transfers, LLC, a Delaware limited liability company

Charter Advanced Services (AL), LLC, a Delaware limited liability company

Charter Advanced Services (CA), LLC, a Delaware limited liability company

Charter Advanced Services (CO), LLC, a Delaware limited liability company

Charter Advanced Services (CT), LLC, a Delaware limited liability company

Charter Advanced Services (GA), LLC, a Delaware limited liability company

Charter Advanced Services (IL), LLC, a Delaware limited liability company

Charter Advanced Services (IN), LLC, a Delaware limited liability company

Charter Advanced Services (KY), LLC, a Delaware limited liability company

Charter Advanced Services (LA), LLC, a Delaware limited liability company

Charter Advanced Services (MA), LLC, a Delaware limited liability company

Charter Advanced Services (MD), LLC, a Delaware limited liability company

Charter Advanced Services (MI), LLC, a Delaware limited liability company

Charter Advanced Services (MN), LLC, a Delaware limited liability company

Charter Advanced Services (MO), LLC, a Delaware limited liability company

Charter Advanced Services (MS), LLC, a Delaware limited liability company

Charter Advanced Services (MT), LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

Charter Advanced Services (NC), LLC, a Delaware limited liability company

Charter Advanced Services (NE), LLC, a Delaware limited liability company

Charter Advanced Services (NH), LLC, a Delaware limited liability company

Charter Advanced Services (NV), LLC, a Delaware limited liability company

Charter Advanced Services (NY), LLC, a Delaware limited liability company

Charter Advanced Services (OH), LLC, a Delaware limited liability company

Charter Advanced Services (OR), LLC, a Delaware limited liability company

Charter Advanced Services (PA), LLC, a Delaware limited liability company

Charter Advanced Services (SC), LLC, a Delaware limited liability company

Charter Advanced Services (TN), LLC, a Delaware limited liability company

Charter Advanced Services (TX), LLC, a Delaware limited liability company

Charter Advanced Services (UT), LLC, a Delaware limited liability company

Charter Advanced Services (VA), LLC, a Delaware limited liability company

Charter Advanced Services (VT), LLC, a Delaware limited liability company

Charter Advanced Services (WA), LLC, a Delaware limited liability company

Charter Advanced Services (WI), LLC, a Delaware limited liability company

Charter Advanced Services (WV), LLC, a Delaware limited liability company

Charter Advanced Services (WY), LLC, a Delaware limited liability company

Charter Advanced Services VIII (MI), LLC, a Delaware limited liability company

Charter Advanced Services VIII (MN), LLC, a Delaware limited liability company

Charter Advanced Services VIII (WI), LLC, a Delaware limited liability company

Charter Advertising of Saint Louis, LLC, a Delaware limited liability company

Charter Cable Operating Company, LLC, a Delaware limited liability company

Charter Cable Partners, LLC, a Delaware limited liability company

Charter Communications Entertainment I, LLC, a Delaware limited liability company

Charter Communications Entertainment, LLC, a Delaware limited liability company

Charter Communications of California, LLC, a Delaware limited liability company

Charter Communications Properties LLC, a Delaware limited liability company

Charter Communications Ventures, LLC, a Delaware limited liability company

Charter Communications VI, L.L.C., a Delaware limited liability company

Charter Communications VII, LLC, a Delaware limited liability company

Charter Communications, LLC, a Delaware limited liability company

Charter Distribution, LLC, a Delaware limited liability company

Charter Fiberlink – Alabama, LLC, a Delaware limited liability company

Charter Fiberlink – Georgia, LLC, a Delaware limited liability company

Charter Fiberlink – Illinois, LLC, a Delaware limited liability company

Charter Fiberlink – Maryland II, LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

Charter Fiberlink – Michigan, LLC, a Delaware limited liability company

Charter Fiberlink – Missouri, LLC, a Delaware limited liability company

Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company

Charter Fiberlink – Pennsylvania, LLC, a Delaware limited liability company

Charter Fiberlink – Tennessee, LLC, a Delaware limited liability company

Charter Fiberlink AR-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink CA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink CC VIII, LLC, a Delaware limited liability company

Charter Fiberlink CCO, LLC, a Delaware limited liability company

Charter Fiberlink CT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink LA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MS-CCVI, LLC, a Delaware limited liability company

Charter Fiberlink NC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NH-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NV-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink NY-CCO, LLC, a Delaware limited liability company

Charter Fiberlink OH-CCO, LLC, a Delaware limited liability company

Charter Fiberlink OR-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink SC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink TX-CCO, LLC, a Delaware limited liability company

Charter Fiberlink VA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink VT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink WA-CCVII, LLC, a Delaware limited liability company

Charter Helicon, LLC, a Delaware limited liability company

Charter Home Security, LLC, a Delaware limited liability company

Charter Leasing Holding Company, LLC, a Delaware limited liability company

Charter Leasing of Wisconsin, LLC, a Delaware limited liability company

Charter RMG, LLC, a Delaware limited liability company

Charter Stores FCN, LLC, a Delaware limited liability company

Charter Video Electronics, LLC, a Delaware limited liability company

DukeNet Communications Holdings, LLC, a Delaware limited liability company

DukeNet Communications, LLC, a Delaware limited liability company

Falcon Cable Communications, LLC, a Delaware limited liability company

Falcon Community Cable, L.P., a Delaware limited partnership

Falcon First Cable of the Southeast, LLC, a Delaware limited liability company

Falcon First, LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

Falcon Video Communications, L.P., a Delaware limited partnership

Helicon Partners I, L.P., a Delaware limited partnership

Hometown T.V., LLC, a Delaware limited liability company

HPI Acquisition Co. LLC, a Delaware limited liability company

ICI Holdings, LLC, a Delaware limited liability company

Insight Blocker LLC, a Delaware limited liability company

Insight Capital LLC, a Delaware limited liability company

Insight Communications Company, L.P., a Delaware limited partnership

Insight Communications Midwest, LLC

Insight Communications of Central Ohio, LLC

Insight Communications of Kentucky, L.P., a Delaware limited partnership

Insight Interactive, LLC, a Delaware limited liability company

Insight Kentucky Capital, LLC, a Delaware limited liability company

Insight Kentucky Partners I, L.P., a Delaware limited partnership

Insight Kentucky Partners II, L.P., a Delaware limited partnership

Insight Midwest Holdings, LLC, a Delaware limited liability company

Insight Midwest, L.P., a Delaware limited partnership

Insight Phone of Indiana, LLC, a Delaware limited liability company

Insight Phone of Kentucky, LLC, a Delaware limited liability company

Insight Phone of Ohio, LLC, a Delaware limited liability company

Interactive Cable Services, LLC, a Delaware limited liability company

Interlink Communications Partners, LLC, a Delaware limited liability company

Intrepid Acquisition LLC, a Delaware limited liability company

Marcus Cable Associates, L.L.C., a Delaware limited liability company

Marcus Cable of Alabama, L.L.C., a Delaware limited liability company

Marcus Cable, LLC, a Delaware limited liability company

Midwest Cable Communications, LLC, a Delaware limited liability company

NaviSite LLC, a Delaware limited liability company

New Wisconsin Procurement LLC, a Delaware limited liability company

Oceanic Time Warner Cable LLC, a Delaware limited liability company

Parity Assets LLC, a Delaware limited liability company

Peachtree Cable TV, L.P., a Delaware limited partnership

Peachtree Cable TV, LLC, a Delaware limited liability company

Renaissance Media LLC, a Delaware limited liability company

Rifkin Acquisition Partners, LLC, a Delaware limited liability company

Robin Media Group, LLC, a Delaware limited liability company

Scottsboro TV Cable, LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

The Helicon Group, L.P., a Delaware limited partnership

Time Warner Cable Business LLC, a Delaware limited liability company

Time Warner Cable Enterprises LLC, a Delaware limited liability company

Time Warner Cable Information Services (Alabama), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Arizona), LLC, a Delaware limited liability company

Time Warner Cable Information Services (California), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Colorado), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Hawaii), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Idaho), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Illinois), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Indiana), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kansas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kentucky), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Maine), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Massachusetts), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Michigan), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Missouri), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Nebraska), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Hampshire), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Jersey), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Mexico) LLC, a Delaware limited liability company

Time Warner Cable Information Services (New York), LLC, a Delaware limited liability company

Time Warner Cable Information Services (North Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Ohio), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Pennsylvania), LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

Time Warner Cable Information Services (South Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Tennessee), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Texas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Washington), LLC, a Delaware limited liability company

Time Warner Cable Information Services (West Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Wisconsin), LLC, a Delaware limited liability company

Time Warner Cable International LLC, a Delaware limited liability company

Time Warner Cable Internet Holdings III LLC, a Delaware limited liability company

Time Warner Cable Internet Holdings LLC, a Delaware limited liability company

Time Warner Cable Internet LLC, a Delaware limited liability company

Time Warner Cable, LLC, a Delaware limited liability company

Time Warner Cable Media LLC, a Delaware limited liability company

Time Warner Cable Midwest LLC, a Delaware limited liability company

Time Warner Cable New York City LLC, a Delaware limited liability company

Time Warner Cable Northeast LLC, a Delaware limited liability company

Time Warner Cable Pacific West LLC, a Delaware limited liability company

Time Warner Cable Services LLC, a Delaware limited liability company

Time Warner Cable Southeast LLC, a Delaware limited liability company

Time Warner Cable Sports LLC, a Delaware limited liability company

Time Warner Cable Texas LLC, a Delaware limited liability company

TWC Administration LLC, a Delaware limited liability company

TWC Communications, LLC, a Delaware limited liability company

TWC Digital Phone LLC, a Delaware limited liability company

TWC Media Blocker LLC, a Delaware limited liability company

TWC News and Local Programming Holdco LLC, a Delaware limited liability company

TWC News and Local Programming LLC, a Delaware limited liability company

TWC Regional Sports Network I LLC, a Delaware limited liability company

TWC Security LLC, a Delaware limited liability company

TWC SEE Holdco LLC, a Delaware limited liability company

TWC Wireless LLC, a Delaware limited liability company

TWC/Charter Dallas Cable Advertising, LLC, a Delaware limited liability company

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

October 6, 2017

TWC/Charter Green Bay Cable Advertising, LLC, a Delaware limited liability company

TWC/Charter Los Angeles Cable Advertising, LLC, a Delaware limited liability company

TWCIS Holdco LLC, a Delaware limited liability company

Vista Broadband Communications, LLC, a Delaware limited liability company

Wisconsin Procurement Holdco LLC, a Delaware limited liability company

Other Guarantors:

Bresnan Broadband of Colorado, LLC, a Colorado limited liability company

Bresnan Broadband of Montana, LLC, a Montana limited liability company

Bresnan Broadband of Utah, LLC, a Utah limited liability company

Bresnan Broadband of Wyoming, LLC, a Wyoming limited liability company